EXHIBIT 10(D)



                       CONSENT OF JOSEPH P. DECRESCE, ESQ.




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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 (File No. 033-87376) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,




/s/ Joseph P. DeCresce
-----------------------------
Joseph P. DeCresce, Counsel
PHL Variable Insurance Company





Dated: May 30, 2003